                                                                     EXHIBIT 4.1

                               STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS OF
                            SOUTHWEST WATER COMPANY

     Southwest Water Company, a corporation organized under the laws of the State of Delaware, hereby adopts this Stock Option Plan for Non-Employee Directors of Southwest Water Company ("Director Option Plan"). The purpose of this Director Option Plan is to enable the Company to obtain and retain the services of experienced Non-Employee Directors considered essential to the long range success of the Company, and to motivate them by providing an opportunity to become owners of Common Stock of the Company pursuant to the exercise of options granted under this Director Option Plan.



                                   ARTICLE 1

                                  DEFINITIONS

Section 1.1--General

     Whenever the following terms are used in this Director Option Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2--Board

     "Board" shall mean the Board of Directors of the Company as constituted from time to time.

Section 1.3--Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.4--Common Stock

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

Section 1.5--Company

     "Company" shall mean Southwest Water Company, a Delaware corporation.

Section 1.6--Director

     "Director" shall mean a person who is a member of the Board as constituted at that time.

Section 1.7--Employee

     "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Subsidiary or a Parent corporation, whether such employee is so employed at the time this Director Option Plan is adopted or becomes so employed subsequent to the adoption of this Director Option Plan.

Section 1.8--Non-Employee Director

     "Non-Employee Director" shall mean any Director who is not at the same time an Employee.

Section 1.9--Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10--Option

     "Option" shall mean a non-qualified stock option to purchase Common Stock of the Company granted under this Director Option Plan.

Section 1.11--Optionee

     "Optionee" shall mean a Non-Employee Director to whom an Option is granted under this Director Option Plan.

Section 1.12--Parent Corporation

     "Parent Corporation" shall have the meaning given in Section 424(e) of the Code.

Section 1.13--Director Option Plan

     "Director Option Plan" shall mean this Stock Option Plan for Non-Employee Directors of Southwest Water Company, as the same may be amended from time to time.

Section 1.14--Pronouns

     The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.15--Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

Section 1.16--Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.17--Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.18--Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.19--Termination as a Non-Employee Director

     "Termination as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director ceases to be a member of the Board by reason of such Optionee's death, disability (within the meaning of Section 22(e)(3) of the Code) or in any other manner other than Removal as a Non-Employee Director.

Section 1.20--Removal as a Non-Employee Director

     "Removal as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director is removed from the Board as provided in Section 141 of the Delaware General Corporation Law.



                                   ARTICLE 2

                     SHARES SUBJECT TO DIRECTOR OPTION PLAN

Section 2.1--Shares Subject to Director Option Plan

     Subject to Section 4.6 (relating to adjustments in shares upon a
                -----------
Recapitalization, as defined therein), the shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed 50,000.

Section 2.2--Unexercised Options

     If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.
                                         -----------


                                   ARTICLE 3

                              GRANTING OF OPTIONS

Section 3.1--Eligibility

     Subject to the provisions of Section 3.3, each person who is a Non-Employee
                                  -----------
Director shall be eligible to receive Options in accordance with Section 3.2.
                                                                 -----------

Section 3.2--Grant of Options to Non-Employee Directors

     Subject to Section 3.3 below, each person who is elected or re-elected as a
                -----------
Non-Employee Director at the 1997 Annual Meeting of Stockholders shall be granted automatically as of the date of such meeting an initial Option to purchase 1,000 shares of Common Stock. Each person who first becomes a Non-Employee Director after the 1997 Annual Meeting of Stockholders by election or appointment to the Board shall be granted automatically on the date of such person's election or appointment to the Board, an initial Option to purchase 1,000 shares of Common Stock. In addition, each person who is a Non-Employee Director immediately following the Annual Meeting of Stockholders shall be granted automatically on the date of the Company's Annual Meeting of Stockholders in (I) the year following the date upon which such Non-Employee Director is granted the initial Option under this Director Option Plan, as provided in the preceding two sentences, and (ii) each year thereafter, an Option to purchase an additional 1,000 shares of Common Stock.

Section 3.3--No Option Grants When Prohibited by Law or Policy

     No person shall be granted an Option under this Director Option Plan if at the time of such Option grant, as provided in Section 3.2 above, the grant of
                                              -----------
such Option to such person is prohibited by applicable law or the policies of the employer of such person or of any other company on whose board of directors such person is a member.


                                   ARTICLE 4

                                TERMS OF OPTION

Section 4.1--Option Agreement

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Director Option Plan.
Section 4.2--Option Price

     (a) The price per share of the Common Stock subject to each Option shall be 100% of the fair market value of a share of Common Stock on the date such Option is granted.

     (b) For purposes of this Director Option Plan, the fair market value of a share of Common Stock as of a given date shall be: (I) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the trading day preceding such date or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange (x) the last sales price of a share of the Common Stock on The Nasdaq Stock Market (if the stock is then traded on The Nasdaq Stock Market) on the trading day preceding such date, or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred; or (y) the mean between the closing representative high and low prices for the Common Stock on the trading day next preceding such date as reported by the National Association of Securities Dealers, Inc. through Nasdaq or a successor quotation system or, if shares were not quoted on the day immediately preceding such date, then on the next preceding trading day during which a quote occurred, or (iii) if the Common Stock is not publicly traded on an exchange and prices are not provided through The Nasdaq Stock Market, NASDAQ or a successor quotation system, the mean between the closing high and low prices for the Common Stock on the trading day next preceding such date as determined in good faith by the Board; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock established by the Board acting in good faith.

Section 4.3--Commencement of Exercisability

     (a) No Option may be exercised in whole or in part during the first year after such Option is granted.

     (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options
                                      -------------------------------
shall become exercisable in two (2) cumulative installments as follows:

          (i) The first installment shall consist of fifty percent (50%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

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          (ii)  The second installment shall consist of fifty percent (50%)of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

     (c) No portion of an Option which is unexercisable on the date of Removal as a Non-Employee Director shall thereafter become exercisable. The portion, if any, of a previously granted Option which is unexercisable on the date of Termination as a Non-Employee Director shall become immediately exercisable.

Section 4.4--Expiration of Options

     No Option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of a period of ten years and one day from the date such Option was granted; or

          (ii) The expiration of three months from the date of the Optionee's Removal as a Non-Employee Director for any reason unless the Optionee dies within said three-month period; or

          (iii) The expiration of six months from the date of the Optionee's Termination as a Non-Employee Director for any reason other than such Optionee's death unless the Optionee dies within said six month period; or

          (iv) The expiration of one year from the date of the Optionee's death.


Section 4.5--Consideration

     In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain as a Non-Employee Director of the Company for a period of at least one year after the Option is granted, unless the stockholders of the Company fail to reelect the Non-Employee Director upon expiration of the Director's term of office prior to the expiration of the one year period.

Section 4.6--Adjustments in Outstanding Options

     In the event that the outstanding shares of the Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger (including reincorporation by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares (a "Recapitalization"), the Board shall make an appropriate and equitable adjustment in (I) the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event and (ii) the limitations in Section 2.1
                                                                   -----------
above on the maximum number and kind of shares which may be issued on exercise of Options. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.7--Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

     The Board may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; or the Board may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide that such Option shall be assumed or an equivalent option substituted by any successor corporation of the Company, or the Board may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provided by resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) or
                                                             --------------
Section 4.3(b).  Any determinations made by the Board pursuant to this Section
--------------                                                         -------
4.7 shall be applied uniformly to all Options outstanding on the date of such
---
determination.


                                   ARTICLE 5

                              EXERCISE OF OPTIONS

Section 5.1--Person Eligible to Exercise

     During the lifetime of the Optionee, only the Optionee may exercise an Option granted to the Optionee, or any portion thereof; provided, however, that nothing in this Section 5.1 shall prevent the exercise of an Option by a person
                -----------
to whom such Option was lawfully transferred, in whole or in part, pursuant to a qualified domestic relations order (as defined in the Code). After the death of theOptionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7 or any
                                         -----------    ----------
provisions of such Option, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.


Section 5.2--Partial Exercise

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4 or
                                                                  -----------
Section 4.7 or any provisions of such Option, such Option or portion thereof may
-----------
be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and partial exercises shall be at least one hundred (100) shares.


Section 5.3--Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, shall be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:
                    -----------    -----------
     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised; and

     (b) The payment to the Company for the aggregate Option exercise price for the shares with respect to which such Option or portion is thereby exercised in:

          (i)   Cash;

          (ii) (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable
                     -----------
     to the

     Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to
                      ---------------
     the aggregate exercise Option price of the shares with respect to which such Option or portion is thereby exercised; or

          (iii) A full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) Any combination of the consideration provided for in the foregoing subsections (i), (ii) or (iii); and

     (c) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or a portion thereof. All or any part of such payment may be made, with the consent of the Board, (i) subject to the timing requirements of Section 5.4, with shares of the Company's Common Stock issuable to the
        -----------
     Optionee upon exercise of the Option, or (ii) with shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, in each case, valued in accordance with Section 4.2(b) at the date of Option
                                     --------------
     exercise; and

     (d) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (e) In the event that the Option shall be exercised pursuant to Section 5.1
                                                                     -----------
     by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

     Notwithstanding anything herein to the contrary, an Optionee may satisfy the requirements of subsections (b) and (c) of this Section 5.3 concerning
                                                    -----------
payment for the shares and all applicable withholding taxes, with the consent of the Board, through the delivery to the Secretary or his office of (i) an irrevocable written exercise notice containing instructions to the Company to deliver to Optionee's broker the certificate(s) representing the shares with respect to which such Option or portion is thereby exercised and (ii) a copy of Optionee's irrevocable written instructions to such broker to deliver to the Company, within five business days from the date of the Company's receipt of such exercise notice, full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised and all amounts which the Company is required to withhold under federal, state or local law in connection with the exercise of the Option or portion thereof. Provided the Optionee complies with clauses (i) and (ii) above and the Company receives such full payment the Optionee shall be deemed to have exercised such Option on the date of the Company's receipt of the deliveries specified in clauses (i) and
(ii) above.  Notwithstanding anything to the contrary in this Section 4.7, the
                                                              -----------
Board shall not take any discretionary action which will result in the failure of the Director Option Plan to satisfy any exemptive condition imposed by Rule 16b-3 of the Code with respect to the effected Option.


Section 5.4--Certain Timing Requirements

     To the extent required by Rule 16b-3, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Board) made at least six months prior to the payment of such Option price or withholding taxes.

Section 5.5--Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company of all amounts which it is required to withhold under Federal, state or local law in connection with the exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

Section 5.6--Rights as Stockholders

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued and delivered by the Company to such holders.

Section 5.7--Transfer Restrictions

     No shares acquired upon exercise of any Option may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted; provided, however, that nothing in this Section 5.7 shall prevent transfers by will or by
                              -----------
the applicable laws of descent and distribution, or, to the extent not prohibited by the Code, pursuant to a qualified domestic relations order. The Board, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

                                   ARTICLE 6

                                 ADMINISTRATION

Section 6.1--Duties and Powers of Board

     It shall be the duty of the Board to conduct the general administration of the Director Option Plan in accordance with its provisions. The Board shall have the power to interpret the Director Option Plan and the Options and to adopt such rules for the administration, interpretation and application of the Director Option Plan as are consistent therewith and to interpret, amend or revoke any such rules.

Section 6.2--Professional Assistance; Good Faith Actions

     All expenses and liabilities incurred by members of the Board in connection with the administration of the Director Option Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board and the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Director Option Plan or the Options, and all members of the Board shall be fully protected, indemnified and held harmless by the Company in respect to any such action, determination or interpretation.


                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

Section 7.1--Options Not Transferable

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall
                                                               -----------
prevent transfers by will or by the applicable laws of descent and distribution, or, to the extent not prohibited by the Code, pursuant to a qualified domestic relations order (as defined in the Code).

Section 7.2--Amendment, Suspension or Termination of the Director Option Plan

     The Director Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, increase any limit imposed in Section 2.1 on the maximum number of shares which may be
                     -----------
issued upon exercise of Options (except for anti-dilution adjustments), modify the eligibility requirements of Section 3.1, modify the number of shares which
                                -----------
may be granted to an Optionee, or the timing of such Option grants under Section
                                                                         -------
3.2, change the minimum option price in Section 4.2(a), modify the provisions
---                                     --------------
relating to the Exercisability of the Options in Section 4.3, extend the limit
                                                 -----------
imposed in this Section 7.2 on the period during which Options may be granted,
                -----------
or amend or modify the Director Option Plan in a manner requiring shareholder approval under Rule 16b-3. In addition, the Director Option Plan shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder. Neither the amendment, suspension nor termination of the Director Option Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Director Option Plan, and in no event may any Option be granted under this Director Option Plan after May 21, 2006.

Section 7.3--Approval of Director Option Plan by Stockholders

     This Director Option Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Director Option Plan. Options may be granted prior to such shareholder approval; provided, however that such Options shall not be exercisable prior to the time when the Director Option Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Director Option Plan shall thereupon be canceled and become null and void.

Section 7.4--Effect of Director Option Plan Upon Other Options and Compensation Plans

     The adoption of this Director Option Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Director Option Plan shall be construed to limit the right of the Company or any Subsidiary to grant or assume options otherwise than under this Director Option Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5--Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Director Option Plan.

Section 7.6--Conformity to Securities Laws

     The Director Option Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Director Option Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Director Option Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.